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                                                                   EXHIBIT 10.20



February 23, 2006





President
BISYS, Inc.
90 Park Avenue
New York, NY 10016

Ladies and Gentlemen:

Reference is made to that certain Software License Agreement effective as of September 1, 2003 by and between Open Solutions Inc. ("OSI") and BISYS, Inc. ("BISYS"), as amended (the "Agreement") and to the letters dated October 10, 2005 and January 26, 2006 from OSI to BISYS. OSI and BISYS hereby further agree as follows:

1. Any defined terms used in this letter shall have the meaning ascribed to such defined term in the Agreement.

2. The date by which BISYS is entitled to terminate the limited non-compete obligations of OSI for a region pursuant to Section 4(b) of the Agreement, and thereby automatically terminate OSI's Most Favored Customer obligations and BISYS' Minimum Fee Payment obligations for such region (subject to the 9 month continuation provision of Section 4(b)(4)), among other things, is hereby extended eight (8) additional days from February 28, 2006 to March 8, 2006 ("Extension Period"), subject to the following:

         o BISYS shall continue to pay Minimum Fee Payments to OSI during the Extension Period in accordance with the Agreement; and

         o If BISYS elects to terminate the limited non-compete obligations of OSI for a region on or before March 8, 2006, such election shall be deemed to have been made on October 10, 2005 so that the delayed election shall not cause BISYS to pay more in Minimum Fee Payments with respect to such region than it would have been required to pay if such election had been duly made on October 10, 2005.

3. This letter agreement shall constitute an amendment of the Agreement in accordance with the terms and conditions thereof. In all other regards the Agreement shall remain and continue in full force and effect as amended through the date hereof.




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BISYS, Inc.
February 23, 2006
Page -2-



Please acknowledge your agreement to the foregoing by countersigning this letter agreement in the place provided below and returning it to the undersigned, whereupon this letter agreement shall become effective as of the date first above written.

Very truly yours,

OPEN SOLUTIONS INC.


By: /s/ Kenneth J. Saunders
    ----------------------------------------------
    Name: Kenneth J. Saunders
    Title: Executive Vice President & Chief Financial Officer



ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

BISYS, INC.


By: /s/ Bruce D. Dalziel
    -----------------------------------------------
    Name: Bruce D. Dalziel
    Title: EVP + CFO